Exhibit 99.1

z	REVOCABLE PROXY FEDFIRST FINANCIAL CORPORATION	{

YOUR VOTE IS IMPORTANT!

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.     By Telephone (using a Touch-Tone Phone); or

2.     By Internet; or

3.     By Mail.

To Vote by Telephone:

Call 1-855-773-1626 Toll-Free on a Touch-Tone

Phone anytime prior to 3 a.m.,             , 2014.

To Vote by Internet:

Go to https://www.rtcoproxy.com/ffco prior to 3 a.m.,             , 2014.

Please note that the last vote received from a

stockholder, whether by telephone, by Internet or by mail,

will be the vote counted.

Mark here if you plan to attend the meeting.                                              ☐

Mark here for address change.                                                                      ☐

IMPORTANT SPECIAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON              , 2014.

THE PROXY STATEMENT IS AVAILABLE AT:

http://www.cfpproxy.com/6858sm

Comments:

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

X	PLEASE MARK VOTES AS IN THIS EXAMPLE

	For	Against	Abstain		For	Against	Abstain
1. To approve the Agreement and Plan of Merger, dated as of April 14, 2014, by and between CB Financial Services, Inc. and FedFirst Financial Corporation.	☐	☐	☐	3. To adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.	☐	☐	☐
	For	Against	Abstain

2.     To approve, on a non-binding advisory basis, the compensation to be paid to the named executive officers of FedFirst Financial Corporation if the merger contemplated by the Agreement and Plan of Merger, described above, is consummated.

	☐	☐	☐

We will also consider and act upon such other business as may be properly presented at the special meeting and any adjournments or postponements of the special meeting. As of the date of this notice, we are not aware of any other business to come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy, properly signed and dated, is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the proposals listed. If any other business is presented at the special meeting this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the special meeting.

	Please sign exactly as your name appears on this proxy card.	Date

	Sign above	Co-holder (if any) sign above

When signing as attorney, executor administrator, trustee or guardian, please provide your full title. If shares are held by joint tenants, each holder may sign but only one signature is required. If the signer is a corporation, please sign full corporate name by duly authorized officer.
x			y

FEDFIRST FINANCIAL CORPORATION — SPECIAL MEETING,             , 2014

YOUR VOTE IS IMPORTANT!

Special Meeting Materials are available on-line at:

http://www.cfpproxy.com/6858sm

You can vote in one of three ways:

1.	Call toll free 1-855-773-1626 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.rtcoproxy.com/ffco and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the other side)

REVOCABLE PROXY

FedFirst Financial Corporation

SPECIAL MEETING OF STOCKHOLDERS

             , 2014

    :         .M., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Messrs.                      ,                      and                      each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Stockholders, to be held on                     , 2014, at     :         .m., local time, at                                     ,                      Pennsylvania, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR

COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

6858